Exhibit 99.1


XL CAPITAL

                                                       XL Capital Ltd
                                                       XL House
                                                       One Bermudiana Road
                                                       P. O. Box HM 2245
                                                       Hamilton HM JX
                                                       Bermuda

                                                       Phone: (441) 292-8515
                                                       Fax:   (441) 292-5280

NEWS RELEASE


Contact:    Gavin R. Arton                              Roger R. Scotton
            Investor Relations                          Media Contact
            (441) 294-7104                              (441) 294-7165


      XL CAPITAL LTD ANNOUNCES THAT THIRD QUARTER RESULTS WILL BE IMPACTED
                    BY PRIOR PERIOD LOSSES IN NORTH AMERICAN
                         CASUALTY REINSURANCE OPERATIONS

HAMILTON, BERMUDA, October 17, 2003 -- XL Capital Ltd ("XL" or the "Company") (NYSE: XL) announced today that third quarter results will be lower than anticipated due to higher than expected losses in its North American reinsurance operations primarily from new casualty claims for the 1997 to 2000 underwriting years. As a result of these losses, the Company expects its third quarter 2003 net income to be reduced by approximately $184 million pre-tax or $160 million after-tax, or approximately $1.16 per ordinary share, compared to analysts' current expectations. The Company will report third quarter results after the close of market trading on October 29, 2003.

Brian M. O'Hara, President and Chief Executive Officer of XL, stated: "As we have previously noted, the underwriting years in the late 1990's were among the worst in the industry's history for North American casualty business. Many primary insurers are continuing to see loss development beyond historical patterns due to the marked expansion of liability in the U.S. tort system. The claims stem from the former NAC Re book, primarily from general liability, medical malpractice, professional lines and surety."

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"I am personally leading a review of this book of business, which will include an intensive claims audit and review of the ceding company claims files that will be completed by year end," Mr. O'Hara noted. "I intend to fully address our exposure to the 1997 through 2000 North American casualty reinsurance book written by the former NAC Re so that it will not adversely affect our financial results in 2004 and beyond."

XL Capital Limited will hold an analyst conference call at 9:00 a.m. EDT on Monday, October 20, 2003, to discuss these developments. This call will be simultaneously webcast and can be accessed through XL's website at www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

                                      # # #

This press release contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the impact of the 1997 through 2000 underwriting years on XL's results following the audit and claims review of the North American casualty reinsurance book to be completed in the fourth quarter of 2003; (b) rate increases and improvements in terms and conditions may not be as large or sustainable as XL is currently projecting; (c) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data; (d) developments in the world's financial and capital markets which adversely affect the performance of XL's investments and XL's access to such markets; (e) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (f) the other factors set forth in XL's most recent report on Form 10-K, Form 10-Q and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



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